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EXHIBIT 21 - SUBSIDIARIES OF ROPER INDUSTRIES, INC.
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                                                         STATE OF JURISDICTION
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NAME OF SUBSIDIARY                                       OF INCORPORATION
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Amot Controls Corporation                                Delaware
Amot Controls Ltd.                                       United Kingdom
Amot Controls, S.A.                                      Switzerland
Amot Investments Ltd.                                    United Kingdom
Amot/Metrix Investment Company                           Delaware
Amot Sales Corporation                                   Delaware
Compressor Controls Corporation (an Iowa Corporation)    Iowa
Compressor Controls Corporation (a Delaware Corporation
d/b/a Compressor Controls Corporation - CIS/EE in Iowa)  Delaware
Cornell Pump Company                                     Delaware
Cornell Pump Manufacturing Corporation                   Delaware
Fluid Metering, Inc.                                     Delaware
FTI Flow Technology, Inc.                                Arizona
Gatan International, Inc.                                Pennsylvania
Gatan, Inc.                                              Pennsylvania
Gatan Service Corporation                                Pennsylvania
Gatan Limited                                            United Kingdom
Gatan GmbH                                               Germany
Integrated Designs, Inc.                                 Delaware
Integrated Designs, L.P.                                 Delaware
ISL Holdings, S.A.                                       France
ISL International, Inc.                                  Delaware
ISL North America, Inc.                                  Delaware
ISL Scientifique de Laboratoire - ISL, S.A.              France
Metrix Instrument Co., L.P.                              Delaware
Molecular Imaging Corporation                            Arizona
Nippon Roper K.K.                                        Japan
Petrotech, Inc.                                          Delaware
Prex Corporation                                         Delaware
Prex L.P.                                                Delaware
Princeton Instruments, Inc.                              Delaware
Princeton Instruments Limited                            United Kingdom
Princeton Instruments SARL                               France
Roper Holdings, Inc.                                     Delaware
Roper Industrial Products Investment Co.                 Iowa
Roper Industries Europe Ltd.                             United Kingdom
Roper International, Inc.                                Delaware
Roper International Products Ltd.                        Virgin Islands
Roper Pump Company                                       Delaware
Uson Corporation                                         Delaware
Uson L.P.                                                Delaware